Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Mr. Jay Bradner, M.D.

President, Novartis Institutes for BioMedical Research

c/o Novartis Pharma AG

Lichtstrasse 35

CH-4065 Basel

Switzerland

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139 USA

Attn: General Counsel

Re:

License Agreement by and between Novartis Pharma AG, as successor-in-interest to Novartis International Pharmaceutical AG (“Novartis”) and Vera Therapeutics, Inc. (“Vera”), as the assignee of Amplyx Pharmaceuticals, Inc., dated August 26, 2019, as amended (the “License Agreement”).

Dear Mr. Bradner,

As you know, Novartis and Vera (as the assignee of Amplyx Pharmaceuticals, Inc.) are parties to the License Agreement, under which Vera obtained from Novartis its rights to, among other things, MAU868. Defined terms used in this letter not defined herein shall have the meanings given to them in the License Agreement.

I am writing to memorize our understanding and agreement to amend Vera’s payment obligations under the License Agreement as follows:

1.	The table in Section 8.3(a) of the License Agreement shall be replaced in its entirety as follows:

	Development or Regulatory Milestone	Milestone Payment (in US Dollars)
1.	[***]	[	***]
2.	[***]	[	***]
3.	[***]	[	***]
4.	[***]	[	***]
5.	[***]	[	***]
6.	[***]	[	***]

2.

In consideration of the amendment in Section 1 above and subject to Sections 5 and 7 below, Vera will issue to Novartis 283,034 shares of Vera’s Class A common stock (as adjusted for any stock splits, stock dividends or similar transactions) (the “Shares”). The Shares will be duly authorized and will be, when issued in the manner described in the letter agreement, legally and validly issued, fully paid, and non-assessable.

3.	Section 8.3(b) of the License Agreement shall be replaced in its entirety as follows:

(b) [Intentionally Omitted].

4.	Section 8.3(e) of the License Agreement shall be replaced in its entirety as follows:

(e) Each Milestone in the table above will be paid only once. The total potential Milestone Payments that may be paid under this Section 8.3 is USD$[***].

5.

Delivery of the Shares shall be made at 10:00 AM, New York City time, on September 13, 2022, or at such time on such later date not more than three Business Days after the foregoing date as the parties shall designate, which date and time may be postponed by agreement between the parties (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Shares shall be made to Novartis. Delivery of the Shares shall be made through the facilities of The Depository Trust Company.

6.

Vera meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (“Securities Act”) and has prepared and filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 (File No. 333- 265408), including a related base prospectus, for the registration of the offering and sale of certain of its securities under the Securities Act (the “Registration Statement”). The Registration Statement has become effective. Vera has filed with the SEC, pursuant to Rule 424(b), a final prospectus supplement relating to the offer and sale of the Shares, which has previously been furnished to Novartis. All expenses incurred by Vera in complying with this Section 6 shall be borne by Vera. All (a) selling commissions and discounts applicable to the resale of the Shares, and (b) taxes and all fees and expenses of legal counsel for Novartis relating to (i) issuance and sale of the Shares; and (ii) registration thereof, shall be borne by Novartis.

7.

On the Closing Date: (i) the final prospectus supplement shall have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by Vera pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and (ii) the Shares shall have been listed and admitted and authorized for trading on the Nasdaq Global Market.

8.

Except for the sections of the License Agreement specifically amended hereunder, all terms and conditions of the License Agreement remain and shall remain in full force and effect. This letter shall be governed and construed under the laws of the State of New York, USA, without giving effect to the conflicts of laws provision thereof. This letter may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe Portable Document Format (.pdf) sent by electronic mail shall be deemed to be original signatures.

Please confirm Novartis’s agreement to the foregoing by countersigning this letter and delivering it to my attention. Thank you.

Sincerely,

Vera Therapeutics, Inc.

By:	/s/ Marshall Fordyce
Marshall Fordyce, M.D.
Chief Executive Officer
Date:	September 9, 2022

Accepted and agreed:

Novartis Pharma AG:

By:	/s/ Yves Kesch
Name:	Yves Kesch
Title:	Authorized Signatory
Date:	September 8, 2022

By:	/s/ Petra Grohmann-Moesching
Name:	Petra Grohmann-Moesching
Title:	Authorized Signatory
Date:	September 6, 2022